UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 2, 2013

MedAssets, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33881	51-0391128

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Point Center E, Suite 200, Alpharetta, Georgia	30022

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	678-323-2500

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2013, MedAssets, Inc. (the "Company") elected Ms. Carol J. Zierhoffer as a Class II director of the Company.  Ms. Zierhoffer will serve until the annual meeting of stockholders to be held in 2015 and until her successor has been elected and qualified.

In connection with her board service in 2013, Ms. Zierhoffer will receive standard director compensation, on a pro-rata basis, in the form of a cash retainer and equity grant, of which the specific amounts and details of each will be determined by the Compensation, Governance and Nominating Committee of the Board of Directors at a later date.

Other than the foregoing, since the beginning of the Company’s last fiscal year, there has been no transaction or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeded or will exceed $120,000 and in which Ms. Zierhoffer had or will have a direct or indirect material interest.

Item 8.01 Other Events.

The Company issued a press release on April 2, 2013 announcing the election of Ms. Zierhoffer to the Board of Directors. A copy of the press release is attached as Exhibit 99.1 and is being incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number            Description

99.1                                Press Release, dated April 2, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedAssets, Inc.

April 2, 2013	By:	/s/ Jonathan H. Glenn
Name: Jonathan H. Glenn
Title: Executive Vice President, Chief Legal Officer and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated April 2, 2013.